Exhibit 5.1

Writer’s Direct Number 212.756.2407	Writer’s E-mail Address Stuart.Freedman@srz.com

January 9, 2017

Keane Group, Inc.

2121 Sage Road

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Keane Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, Commission file number 333-215079 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of a maximum of 15,300,000 shares of the Company’s common stock (the “Common Stock”), par value $.01 per share (the “Company Shares”), and the sale by Keane Investor Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), of a maximum of 3,905,000 shares of Common Stock, which includes 2,505,000 shares of Common Stock that are subject to an over-allotment option granted by the Selling Stockholder to the underwriters (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”). The Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of an Underwriting Agreement, the form of which has been filed as an exhibit to the Registration Statement.

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Certificate of Incorporation and Bylaws of the Company, both of which have been filed with the Commission as exhibits to the Registration Statement, and such other agreements, certificates and documents of public officials, officers and other representatives of the Company and others as we have deemed necessary as a basis for our opinions set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement, and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the

Keane Group, Inc.

January 9, 2017

parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that (i) when an issuance of Company Shares has been duly authorized by all necessary corporate action of the Company and the Company Shares have been issued, delivered and paid for in the manner contemplated by the Registration Statement, as finally amended (including all necessary post-effective amendments) and/or the applicable prospectus and prospectus supplement(s), the Company Shares will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof and (ii) the Selling Stockholder Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any laws other than the General Corporation Law and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP